SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                November 15, 2007
                                -----------------
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
                        --------------------------------
             (Exact name of registrant as specified in its charter)



 Pennsylvania                       0-12870                  23-2288763
 ------------                       -------                  ----------
(State or other jurisdiction of    (Commission              (I.R.S. Employer
  incorporation)                    File Number)             Identification No.)


                 9 North High Street, West Chester, Pennsylvania
                 -----------------------------------------------
                    (Address of principal executive offices)



                                 (484) 881-4000
                                  -------------
              (Registrant's telephone number, including area code)



                          -----------------------------
                         (Former name or former address,
                         if changed since last report.)






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Item 8.01.  Other Events.

First Chester County Corporation (OTC: FCEC), parent company of First National Bank of Chester County, reports that the Board of Directors approved a $10.0 million stock repurchase program. The repurchase program authorizes the repurchase of up to an aggregate amount of $10.0 million of the Corporation's outstanding common stock over the course of the next two years. Shares repurchased will be held as treasury stock and may be reissued through exercise of stock options, restricted stock grants, employee 401(k) purchases, or for other corporate purposes. Repurchases will be made in compliance with the Securities and Exchange Commission's Rule 10b-18 and, in accordance with Rule 10b-18, may be made through open market or private transactions. Repurchases will be made from time to time depending upon a variety of factors, including the then current price of the Corporation's stock, general economic and market conditions and the Corporation's liquidity. The repurchase program may be suspended or discontinued at any time. This repurchase program replaces an expiring repurchase program pursuant to which the Corporation had repurchased common stock in the amount of $2,731,767.



                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: November 16, 2007                     FIRST CHESTER COUNTY CORPORATION


                                                  By:  /s/ John Balzarini
                                                  ------------------------------
                                                  Name: John Balzarini
                                                  Title: Chief Financial Officer




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